UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material under §240.14a-12

Performance Food Group Company

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On September 2, 2025, Performance Food Group Company (the “Company”) issued the following press release.

Performance Food Group Discloses Receipt of Sachem Head Nomination Letter

Reiterates Strength of ‘PFG One’ Strategy

Board is Open to All Paths to Enhance Stockholder Value and Would Evaluate

any Bona Fide Transaction Proposal

No Stockholder Action Required at This Time

RICHMOND, Va., September 2, 2025 – Performance Food Group Company (“PFG” or the “Company”) (NYSE: PFGC) today disclosed that on August 21, Sachem Head LP (“Sachem Head”) delivered a nomination notice for four candidates to stand for election to PFG’s Board of Directors (the “Board”) at the Company’s 2025 Annual Meeting of Stockholders.

PFG issued the following statement:

Under the leadership of PFG’s Board of Directors and management team, we are executing at a high level against the key strategic levers of our three-year plan centered on (1) driving consistent organic sales growth, (2) focusing on people and culture and (3) leveraging technology to expand margins. Our ‘PFG One’ strategy positions us to lead in food away from home, and as we capitalize on the sales opportunities and synergies across our three segments – Foodservice, Convenience and Specialty – we are poised to deliver further growth, margin expansion and value creation.

PFG recently reported strong fiscal 2025 results, with the Company achieving top- and bottom-line growth through market share gains and margin expansion across all three business segments. Our growth accelerated as we ended the year, and we provided fiscal 2026 revenue and EBITDA guidance in line with our three-year plan.

Against this backdrop, Sachem Head has focused its dialogue with us on the suggestion that PFG explore a potential business combination with US Foods and, absent a transaction, that PFG consider ways to further improve margins. We have not heard directly from US Foods in several months, and to date, US Foods has not put forward any transaction proposal that outlines how a possible business combination would deliver value and certainty to PFG stockholders.

While we are confident in our strategy, the PFG Board is committed to taking actions that are in the best interests of all PFG stockholders and would evaluate any bona fide, value-enhancing transaction proposal. Given the successful execution of our strategy and the confidence of the Board and management team in the path forward, any potential transaction must achieve a high bar in accounting for value, speed, and certainty to completion – taking into consideration associated risks, including potential disruption to our business in addition to regulatory, synergy and integration risks.

The PFG Board’s Nominating and Corporate Governance Committee regularly reviews the composition and balance of the Board and its committees to ensure that it reflects PFG’s evolving business needs. PFG benefits from an engaged and experienced Board that has a proven track record of being good stewards of PFG stockholders’ investments and regularly evaluating a range of potential paths to generate stockholder value. The Board is composed of strong leaders that are well-equipped to provide effective oversight of the Company and our strategic direction. Among other qualifications, our directors bring experience in restaurants and foodservice distribution, as well as in executive leadership, financial operations, supply chain and logistics, technology, capital allocation and M&A.

It is worth noting that, while PFG’s management team has met with Sachem Head in the past, the Company had not received any outreach from Sachem Head for the last five months and only received a request to meet again at the time of its director nominations notice. The Nominating and Corporate Governance Committee will review Sachem Head’s nomination letter, and the Board has requested to interview the nominees, in accordance with the Company’s established processes. The Company will evaluate Sachem Head’s nominees and provide recommendations to stockholders in due course.

PFG regularly engages with our stockholders to hear their views and share ours on a variety of topics, and we plan to continue engaging with and hearing the perspectives of our stockholders over the coming weeks.

Director Nominations

Sachem Head’s nominees included in its nomination notice are Scott D. Ferguson, David A. Toy, R. Chris Kreidler and Karen M. King.

The 2025 Annual Meeting of Stockholders has not yet been scheduled and PFG stockholders are not required to take action at this time.

Advisors

BofA Securities and JP Morgan are serving as financial advisors, and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal advisor to the Company.

About Performance Food Group Company

Performance Food Group is an industry leader and one of the largest food and foodservice distribution companies in North America with more than 150 locations. Founded and headquartered in Richmond, Virginia, PFG and our family of companies market and deliver quality food and related products to over 300,000 locations including independent and chain restaurants; businesses, schools and healthcare facilities; vending and office coffee service distributors; and big box retailers, theaters and convenience stores. PFG’s success as a Fortune 100 company is achieved through our approximately 43,000 dedicated associates committed to building strong relationships with the valued customers, suppliers and communities we serve. To learn more about PFG, visit pfgc.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, and integration of our acquisition of Cheney Bros., Inc. (the “Cheney Brothers Acquisition”) and other nonhistorical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words.

Such forward-looking statements are subject to various risks and uncertainties. The following factors, in addition to those discussed under the section entitled Item 1A. Risk Factors in PFG’s Annual Report on Form 10-K for the fiscal year ended June 28, 2025 filed with the Securities and Exchange Commission (the “SEC”) on August 13, 2025, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, could cause actual future results to differ materially from those expressed in any forward-looking statements:

•
costs and risks associated with a potential cybersecurity incident or other technology disruption;
•
our reliance on technology and risks associated with disruption or delay in implementation of new technology, including artificial intelligence;
•
economic factors, including inflation or other adverse changes such as a downturn in economic conditions, geopolitical events, tariff increases, or a public health crisis, negatively affecting consumer confidence and discretionary spending;
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our reliance on third-party suppliers;
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labor relations and cost risks and availability of qualified labor;
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competition in our industry is intense, and we may not be able to compete successfully;
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we operate in a low margin industry, which could increase the volatility of our results of operations;
•
we may not realize anticipated benefits from our operating cost reduction and productivity improvement efforts;
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our profitability is directly affected by cost inflation and deflation, commodity volatility, and other factors;
•
we do not have long-term contracts with certain customers;
•
group purchasing organizations may become more active in our industry and increase their efforts to add our customers as members of these organizations;
•
changes in eating habits of consumers;
•
extreme weather conditions, including hurricane, earthquake and natural disaster damage and extreme heat or cold;

•
volatility of fuel and other transportation costs;
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our inability to adjust cost structure where one or more of our competitors successfully implement lower costs;
•
our inability to increase our sales in the highest margin portion of our business;
•
changes in pricing practices of our suppliers;
•
our growth and innovation strategy may not achieve the anticipated results;
•
risks relating to acquisitions, including the risk that we are not able to realize benefits of acquisitions or successfully integrate the businesses we acquire or that we incur significant integration costs;
•
a portion of our sales volume is dependent upon the distribution of cigarettes and other tobacco products, sales of which are generally declining;
•
negative media exposure and other events that damage our reputation;
•
impact of uncollectibility of accounts receivable;
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the cost and adequacy of insurance coverage and increases in the number or severity of insurance and claims expenses;
•
the potential impacts of shareholder activists or potential bidders;
•
the integration of artificial intelligence into our processes;
•
environmental, health, and safety costs, including compliance with current and future environmental laws and regulations relating to carbon emissions and climate change and related legal or market measures;
•
our inability to comply with requirements imposed by applicable law or government regulations, including increased regulation of e-vapor products and other alternative nicotine products;
•
increase in excise taxes or reduction in credit terms by taxing jurisdictions;
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the potential impact of product recalls and product liability claims relating to the products we distribute and other litigation;
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adverse judgments or settlements or unexpected outcomes in legal proceedings;
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risks relating to our outstanding indebtedness, including the impact of interest rate increases on our variable rate debt;
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our ability to raise additional capital on commercially reasonable terms or at all;
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the possibility that the expected synergies and other benefits from the Cheney Brothers Acquisition will not be realized or will not be realized within the expected time period; and
•
actions due to activist stockholders or unsolicited bidders, including as a result of any proxy contest or potential changes on the Board.

Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. Any forward-looking statement, including any contained herein, speaks only as of the time of this release or as of the date they were made and we do not undertake to update or revise them as more information becomes available or to disclose any facts, events, or circumstances after the date of this release or our statement, as applicable, that may affect the accuracy of any forward-looking statement, except as required by law.

Important Additional Information and Where to Find It

Performance Food Group Company (the “Company”) plans to file proxy materials with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Company’s 2025 annual meeting of stockholders (the “2025 Annual Meeting”). Prior to the 2025 Annual Meeting, the Company will file a definitive proxy statement (the “Proxy Statement”) together with a WHITE proxy card. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the Company with the SEC at the SEC’s website (http://www.sec.gov) or at the Company’s website (https://www.pfgc.com) or by contacting Innisfree M&A Incorporated, toll-free at (877) 750-0854 for stockholders or by calling collect at (212) 750-5833 for banks or brokers.

Certain Information Regarding Participants in the Solicitation

The Company, its directors and certain of its executive officers and other employees may be deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from stockholders in connection with the 2025 Annual Meeting. Information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement and other materials to be filed with the SEC in connection with the 2025 Annual Meeting. Information relating to the foregoing can also be found in the Company’s definitive proxy statement for its 2024 annual meeting of stockholders, filed with the SEC on October 10, 2024 (the “2024 Proxy Statement”). To the extent the holdings of our directors and executive officers in the Company’s securities have changed since the amounts described in the 2024 Proxy Statement, such changes have been reflected in the following Statements of Change in Beneficial Ownership on Form 4 filed with the SEC with respect to the Company: Form 4, filed by Chasity Grosh on November 12, 2024, August 18, 2025 and August 20, 2025; Form 4, filed by Brent King on November 19, 2024, May 30, 2025, July 14, 2025, July 18, 2025, August 18, 2025, August 20, 2025, August 21, 2025, August 25, 2025 and August 26, 2025; Form 4, filed by William Dawson Jr. on November 20, 2024; Form 4, filed by Barbara Beck on November 20, 2024; Form 4, filed by Danielle Brown on November 20, 2024; Form 4, filed by Manuel Fernandez on November 20, 2024; Form 4, filed by David Singer on November 20, 2024; Form 4, filed by Kimberly Grant on November 20, 2024; Form 4, filed by Randall Spratt on November 20, 2024; Form 4, filed by Laura Flanagan on November 20, 2024; Form 4, filed by Jeffrey Overly on November 20, 2024; Form 4, filed by Matthew Flanigan on November 20, 2024; Form 4, filed by Warren Thompson on November 20, 2024; Form 4, filed by Craig Hoskins on December 2, 2024, December 23, 2024, January 3, 2025, May 16, 2025, May 23, 2025, August 18, 2025, August 20, 2025, August 25, 2025 and August 26, 2025; Form 4, filed by George Holm on January 3, 2025, February 4, 2025, March 4, 2025, April 2, 2025, May 2, 2025, June 3, 2025, July 2, 2025, August 4, 2025, August 20, 2025, August 25, 2025 and August 26, 2025; Form 4,

filed by Donald Bulmer on January 3, 2025, June 2, 2025, August 18, 2025, August 20, 2025, August 21, 2025, August 25, 2025, August 26, 2025 and August 28, 2025; Form 4, filed by Scott McPherson on January 3, 2025, February 18, 2025, August 18, 2025, August 20, 2025 and August 25, 2025; Form 4, filed by Patrick Hatcher on May 13, 2025, July 14, 2025, August 18, 2025, August 20, 2025, August 25, 2025 and August 26, 2025; and Form 4, filed by Erika Davis on May 30, 2025, August 18, 2025, August 20, 2025, August 21, 2025, August 25, 2025, August 26, 2025 and August 28, 2025. These filings can be found at the SEC’s website at www.sec.gov. Additionally, William Marshall, Senior Vice President, Investor Relations, of the Company may be deemed to be a participant in the solicitation. Mr. Marshall’s direct and indirect interests in the Company’s securities consist of 6,183 unvested shares of restricted stock and 7,120 shares of common stock of the Company. More detailed and updated information regarding the identity of the participants in the solicitation and their direct or indirect interests (by security holdings or otherwise), will be set forth in the Proxy Statement and other materials to be filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Investors:

Bill Marshall

SVP, Investor Relations

(804) 287-8108

Bill.Marshall@pfgc.com

Media:

Leigh Parrish or Adam Pollack

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449